UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 7, 2009

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 7, 2009, Nevada Gold & Casinos, Inc. (the "Company") entered into an Amended and Restated Security Agreement and supporting documents (the “ARSA”) with its principal lender which replaces its previous loan agreement with such lender.  Pursuant to the ARSA, the Company extended its long term debt in the principal amount of $6.0 million and granted a security interest in, and pledged, certain collateral.  In addition, the Company will pay a commission of 3% of the loan amount to Allied Securities, Inc. in connection with the transaction.  Interest payments on the amount owed will be made monthly at an annual rate of 10% through June 30, 2010 and from July 1, 2010 until maturity on June 30, 2013 at a rate of 11% per annum. Under the terms of the ARSA, the $6.0 million may only be utilized for future acquisitions by the Company and may be repaid at any time without penalty.

The ARSA contains customary events of default, including nonpayment when due of principal or interest on any loan, failure to comply with certain affirmative or negative covenants and failure to perform any obligation within specified grace periods.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
10.1	July 2009 Amended and Restated Security Agreement between Nevada Gold & Casinos, Inc. and the senior lender dated July 7, 2009
10.2	Schedule of Collateral, Notes, Security Interests and Ownership Interests dated July 7, 2009
10.3	Collateral Assignment of Notes, Contractual Rights, Security Interests, and Ownership Interests dated July 7, 2009
10.4	Promissory Note issued by Nevada Gold & Casinos, Inc. to the senior lender dated July 7, 2009
10.5	Loan Guaranty Agreement dated July 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: July 7, 2009	By:	/s/ Ernest E. East
Ernest E. East
Senior Vice President

INDEX TO EXHIBITS

Item	Exhibit
10.1	July 2009 Amended and Restated Security Agreement between Nevada Gold & Casinos, Inc. and the senior lender dated July 7, 2009
10.2	Schedule of Collateral, Notes, Security Interests and Ownership Interests dated July 7, 2009
10.3	Collateral Assignment of Notes, Contractual Rights, Security Interests, and Ownership Interests dated July 7, 2009
10.4	Promissory Note issued by Nevada Gold & Casinos, Inc. to the senior lender dated July 7, 2009
10.5	Loan Guaranty Agreement dated July 7, 2009